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                                                                                                                   EXHIBIT 5 (b)(ii)
     Complete and return to:              THE UNITED STATES LIFE Insurance Company
     Administrative Center                In the City of New York ("USL")                                G E N E R A T I O N S(TM)
         P.O. Box 1401                    Administrative Center: Houston, TX                             =========================
     Houston, TX 77251-1401                                                                                  Variable Annuity
        (800) 346-4944                                 - SERVICE REQUEST -
      Fax: (713) 831-3701
Hearing Impaired: (888) 436-5257
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[X] CERTIFICATE         1.  | CERTIFICATE #:_______________________________________    ANNUITANT:_________________________________
    IDENTIFICATION          |
                            | CERTIFICATE OWNER(S):_______________________________________________________________________________
                            |
  (COMPLETE SECTIONS        | ADDRESS: ___________________________________________________________________________________________
      1 AND 13              |
  FOR ALL REQUESTS.)        | [ ] CHECK HERE IF
                            | CHANGE OF ADDRESS __________________________________________________________________________________
  INDICATE CHANGE OR        |
REQUEST DESIRED BELOW.      | S.S. NO. OR TAX I.D. NO.:________/_________/_________   Phone Number: (_____)_______________________
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] NAME                2.  | [ ] Annuitant* [ ] Beneficiary* [ ] Owner(s)* (*DOES NOT CHANGE ANNUITANT, BENEFICIARY OR
    CHANGE                  | OWNERSHIP DESIGNATION.)
                            | ------------------------------------------------------------------------------------------------------
                            | FROM (FIRST, MIDDLE, LAST)                    |   TO (FIRST, MIDDLE, LAST)
                            |                                               |
                            | ------------------------------------------------------------------------------------------------------
                            | Reason: [ ] Marriage [ ] Divorce [ ] Correction [ ] Other (ATTACH COPY OF A CERTIFIED COURT ORDER)
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] AUTOMATIC           3.  | ________ By initialing here, I authorize USL to collect $_______ (min. $100) starting on_____________
    ADDITIONAL              | by initiating electronic debit entries against my bank account with the following          month/day
    PURCHASE PAYMENT        | frequency:
    OPTION                  | [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually (Attach voided check to Service Request)
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] DOLLAR COST         4.  | Dollar cost average  [ ] $__________ OR [ ] __________%  (whole % only) Begin Date:______/_____/______
    AVERAGING               |                                                                                      MM    DD    YY
                            | Taken from the:  [ ] Money Market  OR   [ ] 1-Year Guarantee Period
                            | Frequency:  [ ]  Monthly  [ ] Quarterly  [ ] Semiannually  [ ] Annually
                            | Duration:   [ ] 12 months [ ] 24 months  [ ] 36 months     [ ] 48 months  [ ] 60 months
                            | to be allocated to the following division(s) as indicated.  (Use only dollars OR percentages.)
                            |
                            | Domestic Income (80)         ____      Global Equity (85)        ____      Money Market (92)     ____
                            | Emerging Growth (81)         ____      Government (86)           ____      U.S. Real Estate (97) ____
                            | Emerging Markets Equity (82) ____      Growth and Income (88)    ____      Strategic Stock (96)  ____
                            | Enterprise (83)              ____      High Yield (89)           ____      Value (94)            ____
                            | Equity Growth (87)           ____      International Magnum (90) ____      Other ____________________
                            | Fixed Income (84)            ____      Mid Cap Value (91)        ____
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] AUTOMATIC           5.  | [ ] Add   [ ] Stop Automatic Rebalancing
    REBALANCING             | [ ] Change Automatic Rebalancing of variable investments to the percentage allocations indicated
 ($25,000  MINIMUM)         |     below:
 USE WHOLE PERCENTAGES.     | [ ] Quarterly     [ ] Semiannually     [ ] Annually  (based on certificate anniversary)
 TOTAL MUST EQUAL 100%.     |
                            | Domestic Income (80)         ____      Global Equity (85)        ____      Money Market (92)     ____
                            | Emerging Growth (81)         ____      Government (86)           ____      U.S. Real Estate (97) ____
                            | Emerging Markets Equity (82) ____      Growth and Income (88)    ____      Strategic Stock (96)  ____
                            | Enterprise (83)              ____      High Yield (89)           ____      Value (94)            ____
                            | Equity Growth (87)           ____      International Magnum (90) ____      Other ____________________
                            | Fixed Income (84)            ____      Mid Cap Value (91)        ____
                            |
                            | NOTE: Automatic Rebalancing is only available for variable divisions. Automatic Rebalancing will not
                            | change allocation of future purchase payments.
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] CHANGE              6.  | Domestic Income (80)         ____      Global Equity (85)        ____      Money Market (92)     ____
    ALLOCATION OF           | Emerging Growth (81)         ____      Government (86)           ____      U.S. Real Estate (97) ____
    FUTURE PURCHASE         | Emerging Markets Equity (82) ____      Growth and Income (88)    ____      Strategic Stock (96)  ____
    PAYMENTS                | Enterprise (83)              ____      High Yield (89)           ____      Value (94)            ____
 USE WHOLE PERCENTAGES.     | Equity Growth (87)           ____      International Magnum (90) ____      Other ____________________
 TOTAL MUST EQUAL 100%.     | Fixed Income (84)            ____      Mid Cap Value (91)        ____
                            |
                            | NOTE: A change to the allocation of future purchase payments will not alter Automatic Rebalancing
                            | allocations.
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USL 8794-1 REV 0400                                         PAGE 1 OF 2
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[ ] TRANSFER OF         7.  | Indicate division number along with gross dollar or percentage amount. (Maintain $ or % consistency)
    ACCUMULATED             |
    VALUES                  | % or $________ from  Div.________ to Div.________    % or $________ from  Div.________ to Div.________
                            | % or $________ from  Div.________ to Div.________    % or $________ from  Div.________ to Div.________
                            | % or $________ from  Div.________ to Div.________    % or $________ from  Div.________ to Div.________
                            | % or $________ from  Div.________ to Div.________    % or $________ from  Div.________ to Div.________
                            | NOTE:  If a transfer is elected and Automatic Rebalancing is active for your certificate, you may
                            |        want to consider changing the Automatic Rebalancing allocations (Section 5). Otherwise, the
                            |        Automatic Rebalancing will transfer funds in accordance with instructions on file.
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] SYSTEMATIC          8.  | Specified Dollar Amount $______________________
    WITHDRAWAL              | Frequency:     [ ] Monthly        [ ] Quarterly        [ ]Semiannually        [ ] Annually
 (ALSO COMPLETE             | To begin on ______/_____/______    (Date must be between the 5th and 24th of the month and at least
SECS. 11, 12 & 13.)         |               MM    DD    YY
                            | 30 days after issue date.)
  ($100 MINIMUM             | Unless specified below, withdrawals will be taken from the divisions as they are currently allocated
   WITHDRAWAL)              | in your certificate.
                            | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. ________
 PERCENTAGES (WHOLE %       | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. ________
 ONLY) MUST EQUAL 100%,     | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. ________
 OR DOLLARS MUST EQUAL      | NOTE: The systematic withdrawal option terminates on the certificate's annuity date. You may cancel
   TOTAL AMOUNT.            |       the systematic withdrawal process at any time by notifying USL in writing.
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] REQUEST FOR         9.  | Amount requested is to be (   ) net OR (   ) gross of applicable charges. Total Amount = $____________
    PARTIAL                 |
    WITHDRAWAL              | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. _______
 (ALSO COMPLETE SECS.       | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. ________
  11, 12 & 13.)             | $ or %________ Div. No. ________$ or %________ Div. No. ________$ or %________ Div. No. ________
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] REQUEST FOR         10. | [ ] Certificate attached
    FULL SURRENDER          | [ ] I hereby declare that the certificate specified has been lost, destroyed, or mislaid and request
                            |     that the value of the certificate be paid. I agree to indemnify and hold harmless USL against any
 (ALSO COMPLETE SECS.       |     claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal
  11, 12 & 13.)             |     representatives, or any other person claiming rights derived through me against USL on the basis
                            |     of the certificate.
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] METHOD OF           11. | NOTE: If no method is indicated, check(s) will be mailed to the owner at the address of record.
    DISTRIBUTION            | Check one: [ ] Mail check to owner.  [ ] Mail check to alternate address.
                            |            [ ] Deposit funds directly to bank/firm.*
                            |            (available only for systematic withdrawal)
                            | ______________________________________________________________________________________________________
                            | NAME OF INDIVIDUAL OR FINANCIAL INSTITUTION
                            | ____________________________________________________   ______________________________________________
                            | ADDRESS                                                CITY/STATE/ZIP
                            | ____________________________________________________________ Type of account: [ ] Checking [ ] Savings
                            | IF BANK/FIRM, PROVIDE ACCOUNT NUMBER TO BE REFERENCED FOR DEPOSIT
                            | *Enclose a voided check from account where funds are to be deposited. PLEASE DO NOT ENCLOSE A DEPOSIT
                            |  SLIP.
----------------------------|-------------------------------------------------------------------------------------------------------
[ ] NOTICE OF           12. | The taxable portion of the distribution you receive from your annuity certificate is subject to
    WITHHOLDING             | federal income tax withholding unless you elect not to have withholding apply. Withholding of state
                            | income tax may also be required by your state of residence. You may elect not to have withholding
                            | apply by checking the appropriate box below. If you elect not to have withholding apply to your
                            | distribution or if you do not have enough income tax withheld, you may be responsible for payment of
                            | estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated
                            | tax are not sufficient. If no election is made we are REQUIRED to withhold Federal Income Tax.
                            | Check one:     [ ] I do NOT want income tax withheld from this distribution.
                            |                [ ] I do want 10% or ___________% income tax withheld from this distribution.
----------------------------|-------------------------------------------------------------------------------------------------------
[X] AFFIRMATION/        13. | CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my
    SIGNATURE               | correct taxpayer identification number and (2) that I am not subject to backup withholding under
                            | Section 3406(a)(1)(C) of the Internal Revenue Code.
 (COMPLETE THIS SECTION     |
   FOR ALL REQUESTS.)       | The Internal Revenue Service does not require your consent to any provision of this document other
                            | than the certification required to avoid backup withholding.
                            | ____________________________________     _____________________________________________________________
                            |                   DATE                            SIGNATURE(S) OF CERTIFICATE OWNER(S)
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USL 8794-1 REV 0400                                         PAGE 2 OF 2
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